UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 5, 2009

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place

Austin, MN  55912

(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 5, 2009, the Company issued a press release announcing the election of Susan K. Nestegard to its Board of Directors.  Ms. Nestegard was nominated to fill the seat created by the retirement of current Board member Luella G. Goldberg.  The press release also announced the retirement of current Board member Gary J. Ray.  The retirements of Ms. Goldberg and Mr. Ray will be effective on November 23, 2009.

Ms. Nestegard is the executive vice president of Global Healthcare at Ecolab, Inc., headquartered in St. Paul, MN.  Ms. Nestegard will join the Audit Committee of the Board of Directors.

Ms. Nestegard is not a party to any transaction with the Company or any subsidiary of the Company, and the Company has not entered into any material contracts or arrangements in connection with her election to the Board of Directors.  She will participate in the Hormel Foods Corporation 2009 Long-Term Incentive Plan.

The press release announcing this election is attached hereto as Exhibit 99.1.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits pursuant to Item 5.02

99.1                    Press release, dated October 5, 2009, announcing the addition of Susan K. Nestegard to the Company’s Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated: October 5, 2009	By	/s/J. H. FERAGEN
J. H. FERAGEN
Senior Vice President
and Chief Financial Officer

Dated: October 5, 2009	By	/s/J. N. SHEEHAN
J. N. SHEEHAN
Vice President and Controller